UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) May 14, 2012

WILLBROS GROUP, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-34259	30-0513080
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4400 Post Oak Parkway, Suite 1000, Houston, Texas		77027
(Address of Principal Executive Offices)		(Zip Code)

(713) 403-8000

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

In connection with a report recently issued by an advisor to certain of the institutional investors of Willbros Group, Inc. (the “Registrant”), on May 14, 2012, the Board of Directors of the Registrant approved Amendment Number 5 (the “2006 Plan Amendment”) to the Willbros Group, Inc. Amended and Restated 2006 Director Restricted Stock Plan, as previously amended by amendments 1 through 4 thereto (as previously amended, the “Plan”), for the purpose of amending and restating the definition of “Change in Control” appearing therein and adding certain definitions to the Plan that are used in the new amended and restated definition of “Change in Control”. Under the previous version of the definition, a Change in Control would be deemed to occur at the time the stockholders approve a merger. The amended definition of the term “Change in Control” clarifies that in the event of a merger, a Change in Control will be deemed to occur only upon consummation of the merger.

A copy of the 2006 Plan Amendment is filed as Exhibit 99 to this Current Report on Form 10-K.

Item 9.01. Financial Statements and Exhibits.

(d) The following exhibit is filed herewith:

99	Amendment Number 5 to the Willbros Group, Inc. Amended and Restated 2006 Director Restricted Stock Plan dated May 14, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WILLBROS GROUP, INC.

Date: May 14, 2012	By:	/s/ Van A. Welch
Van A. Welch
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99	Amendment Number 5 to the Willbros Group, Inc. Amended and Restated 2006 Director Restricted Stock Plan dated May 14, 2012.